Exhibit 23.1     Consent of Independent Auditors


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
BentleyCapitalCorp.com Inc.

We consent to the use of our report dated March 20, 2003, in this Registration Statement of BentleyCapitalCorp.com on Form SB-2, relating to the registration of 2,986,000 shares of common stock. We also consent to the use of our name and the reference to our firm under the caption "Interest of Named Experts and Counsel" of this Registration Statement.


/s/ Hansen, Barnett & Maxwell


Salt Lake City, Utah
August 18, 2003


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